UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2005

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                          (816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[     ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 22, 2005, we entered into a 4-year, $150 million revolving credit facility with Union Bank of California, N.A. The facility is secured by the accounts receivables of our regulated utility operations in Colorado, Kansas, Michigan, Missouri and Nebraska. Loans bear interest at LIBOR plus 1.375%, subject to reduction as our credit ratings improve. Loans must be repaid within 364 days until we obtain the necessary regulatory approvals to incur long-term indebtedness under the facility. The facility replaces our six-month, $150 million revolving credit facility that rexpired April 22, 2005.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

        10.1 – Financing Agreement dated as of April 22, 2005, among Aquila, Inc. the lenders from time to time party thereto, and Union Bank of California, N.A., as agent.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson Senior Vice President and Chief Financial Officer Date: April 26, 2005